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                          DENDRITE INTERNATIONAL, INC.

               1992 SENIOR MANAGEMENT INCENTIVE STOCK OPTION PLAN

                     (AS AMENDED THROUGH MARCH 24, 2000(1))

           1. PURPOSE. This 1992 Senior Management Incentive Stock Option Plan (the "Plan") is intended to provide incentives: (a) to the senior managers of Dendrite International, Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"). As used in this Plan, the term "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

           2. ADMINISTRATION OF THE PLAN.

                     A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a Stock Plan Committee (the "Committee") of three or more of its members to administer this Plan. However, at least two members of the Committee appointed by the Board to administer the Plan and to perform the functions set forth herein must be "outside directors" within the meaning of Section 162(m) of the Code. If the Committee has been so appointed, no member of the Committee, while a member, shall be eligible to participate in the Plan or any other option plan of the Company. All references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each ISO by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to determine the employees of the Company and Related Corporation (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted; (ii) determine the time or times at which ISOs may be granted; (iii) determine the option price of shares subject to each ISO, which price shall not be less than the minimum price specified in paragraph 6;
           (iv) determine (subject to paragraph 7) the time or times when each ISO shall become exercisable and the duration of the exercise period;
           (v) determine whether restrictions such as repurchase options are to be imposed on shares subject to ISOs and the nature of such restrictions, if any, and (vi) interpret the Plan and prescribe and rescind rules and regulations relating to it. The interpretation and construction by the Committee of any provisions of the Plan or of any ISO granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any ISO granted under it.

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(1) The Plan has been amended to reflect the three-for-two forward stock split
(the "Stock Split") of the Company's Common Stock which became effective on October 8, 1999, and all share amounts and per share prices provided herein have been adjusted to reflect such Stock Split.


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                     B. COMMITTEE ACTIONS. The Committee may select one of its
           members as its chairman, and shall hold meetings at such time and place as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                     C. GRANT OF ISOS TO BOARD MEMBERS. ISOs may not be granted to members of the Board under the terms of this Plan.

           3. ELIGIBLE EMPLOYEES. ISOs may be granted to any employee of the Company or any Related Corporation who is a senior manager. Employees of the Company who are not senior managers may not be granted ISOs under the Plan. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO. Granting of any ISO to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of stock rights under any other plan of the Company. For purposes of this Plan, a "senior manager" shall include (i) any employee in the United States or Japan who holds the position of Corporate Executive or Senior Director, and (ii) any employee in Europe who holds the position of Country Manager or European Regional Manager.

           4. STOCK. The stock subject to ISOs shall be authorized but unissued shares of Common Stock of the Company, no par value per share (the "Common Stock"), or shares of the Common Stock reacquired by the Company in any manner. The aggregate number of shares, on a post-split adjusted basis, which may issued as ISOs pursuant to the Plan is 1,200,000, subject to adjustment as provided in paragraph 13. If any ISO granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such ISOs shall again be available for grants of ISOs under the Plan. Subject to adjustment as provided in paragraph 13, no employee shall be granted in any calendar year ISOs to purchase more than 750,000 shares of Common Stock, on a post-split adjusted basis.

           5. GRANTING OF ISOS. ISOs may be granted under the Plan at any time on or after October 21, 1992 and prior to October 20, 2002. The date of grant of an ISO under the Plan will be the date specified by the Committee at the time it grants the ISO; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a non-qualified option pursuant to paragraph 16.

           6. MINIMUM OPTION PRICE; ISO LIMITATIONS.

                     A. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock on the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not

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            be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

                     B. $100,000 ANNUAL LIMITATION ON ISOS. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as non-qualified options.

                     C. DETERMINATION OF FAIR MARKET VALUE. If, at the time an ISO is granted under the Plan, the Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes are available prior to the date such ISO is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or
           (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market List. However, if the Common Stock is not publicly traded at the time an ISO is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

           7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10, each ISO shall expire on the date specified by the Committee, which date shall be no more than (i) ten years from the date of grant in the case of ISOs other than those ISOs described in clause (ii), and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a non-qualified option pursuant to paragraph 16.

           8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each ISO granted under the Plan shall be exercisable as follows:

                     A. VESTING. The ISO shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                     B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the ISO, unless otherwise specified by the Committee.

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                     C. PARTIAL EXERCISE. Each ISO or installment may be
           exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                     D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date of exercise of any installment of any ISO; provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any ISO granted to any employee (and not previously converted into a non-qualified option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(B).

           9. TERMINATION OF EMPLOYMENT. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installment of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of ninety (90) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into non-qualified options pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISO's granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any guarantee of any ISO the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

           10. DEATH; DISABILITY.

                     A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the optionee's death.

                     B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22 (e)
           (3) of the Code or successor statute.

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           11. ASSIGNABILITY. No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each ISO shall be exercisable only by him.

           12. TERMS AND CONDITIONS OF OPTIONS.

                     A. GENERAL TERMS AND CONDITIONS. ISOs shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 of this Plan and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common stock issuable upon exercise of Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

                     B. SPECIAL TERMS AND CONDITIONS. Without limiting the generality of paragraph 12(A), the Committee may include in any such instrument described in paragraph 12(A) one or more of the following provisions:

                     1. ADDRESSING THE BEHAVIOR OF INDIVIDUALS

                     "The exercise of any Option after termination of employment shall be subject to satisfaction of the condition precedent that the optionee neither takes other employment nor renders services to others without the written consent of the Company, nor conducts himself/herself in a manner adversely affecting the Company."

                     2. LIMITING PUBLIC COMMENTS

                     "You agree not to make any false, misleading, or negative statements, either orally or in writing, about the Company, its Directors or organizations they represent, or its Officers or to otherwise disparage them or any of them, and Dendrite's Directors and the organizations they represent, and its Executive Officers, agree not to make any false, misleading or negative statements, either orally or in writing, about you or to otherwise disparage you. The appropriate liquidated damages for each such incident will be $25,000.00."

                     3. FORFEITURE OF BENEFITS

                     "The optionee acknowledges that a material part of the inducement for the Company to enter into this agreement is the optionee's covenants with respect to non-competition and non-disparagement set forth in this agreement. The optionee agrees that if he shall breach any of those covenants, the Company shall have no further obligation to pay the optionee any benefits otherwise payable hereunder (except as may otherwise be required at law) and shall be entitled to such other legal and equitable relief as a court

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           or arbitrator shall reasonably determine, unless such breach is an inadvertent breach that does not result in any significant harm to the Company."

           13. ADJUSTMENTS. Upon the occurrence of any of the events described in subparagraphs A, B or D below, an optionee's rights with respect to ISOs granted to him under this Plan (and the securities reserved for issuance hereunder), shall be adjusted as provided in this paragraph unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such ISO:

                     A. ADJUSTMENTS IN CAPITALIZATION. Subject to any specific provisions in paragraph B below, in the event of any change in the outstanding shares of Common Stock (including any increase or decrease in such shares) by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends, the Committee, the Board or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities reserved for issuance pursuant to the Plan, or subject to outstanding ISOs, and to any other terms and conditions of outstanding ISOs including the ISO exercise price.

                     B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee, the Board, or the Successor Board, shall, as to outstanding ISOs, either (i) make appropriate provision for the continuation of such ISOs by substituting on a equitable basis for the shares then subject to such ISOs the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all ISOs must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the ISOs shall terminate; or
           (iii) terminate all ISOs in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such ISOs (to the extent then exercisable) over the exercise price thereof; or
           (iv) upon written notice to the optionees, provide that all ISOs shall be immediately exercisable in full regardless of any vesting schedule otherwise applicable.

                     C. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A or B with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

                     D. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each ISO will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

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                     E. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

                     F. RESTRICTED COMMON STOCK. If any person or entity owning restricted Common Stock obtained by exercise of a ISO under this Plan receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A or B above as a result of owning such restricted Common Stock such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

           14. MEANS OF EXERCISING ISOS. A ISO (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the ISO being exercised and specify the number of shares as to which such ISO is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the ISO, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at not less than 100% of the lowest applicable Federal rate, as defined in section 1274(d) of the Code, or
(d) at the discretion of the Committee, through a cash-less exercise procedure established with a broker-dealer, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d), or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an ISO shall not have the rights of a shareholder with respect to the shares covered by his ISO until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

           15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on October 21, 1992, subject (with respect to the validation of ISOs granted under the Plan) to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders, or in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to October 20, 1993, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on October 20, 2002 (except as to ISOs outstanding on that date). Subject to the provisions of paragraph 5 above, ISOs may be granted under the plan prior to the date of stockholder approval of the plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph
13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may any action of the Committee, the Board or stockholders alter or impair the rights of a grantee, without his consent,

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under any ISO previously granted to him. In the event of a conversion of any ISO into a non-qualified option, all references to ISOs shall be deemed to apply, to the extent appropriate, to such non-qualified option.

           16. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments there of) that have not been exercised on the date of conversion into non-qualified options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may included, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting non-qualified options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into non-qualified options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

           17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to ISOs issued under the Plan shall be used for general corporate purposes.

           18. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

           19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a non-qualified option, or the making of a Disqualifying Disposition (as defined in paragraph 20), the Company, in accordance with Section 3402(a) of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition the exercise of an ISO on the grantee's payment of such additional withholding taxes.

           20. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirement do not apply and no Disqualifying Disposition can occur thereafter.

           21. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instrument evidencing ISOs shall be governed by the Laws of the State of New Jersey, without regard to the conflict of laws provisions thereof. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

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